UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2017

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive
Plainsboro, NJ 08536
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously announced on May 11, 2017, Integra LifeSciences Holdings Corporation, a Delaware corporation (the “Company” or “Integra”), entered into an asset purchase agreement (the “Purchase Agreement”) with DePuy Synthes, Inc., a Delaware corporation (“DePuy Synthes”) and a wholly-owned subsidiary of Johnson & Johnson, pursuant to which the Company agreed to acquire certain assets, and assume certain liabilities, of Johnson & Johnson’s Codman neurosurgery business (the “Acquisition”).

On October 2, 2017, upon the terms and subject to the conditions set forth in the Purchase Agreement, the Acquisition was completed. Under the terms of the Purchase Agreement, the Company paid an aggregate purchase price of $1,044,218,000, subject to purchase price adjustments for certain inventory changes. The assets and liabilities subject to the Acquisition relate to the research, development, manufacture, marketing, distribution and sale of certain products of Johnson & Johnson’s Codman business used in connection with neurosurgery procedures.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on May 15, 2017 and the terms of which are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 2, 2017, the Company borrowed $700 million under that certain Fourth Amended and Restated Credit Agreement, dated as of December 7, 2016 (the “Credit Agreement”) among the Company, a syndicate of lending banks, and Bank of America, N.A., as Administrative Agent. The $700 million was borrowed under the delayed draw term loan A facility that, as previously reported, was established on March 31, 2017 by the Company’s entry into the first amendment to the Credit Agreement. The Company’s ability to borrow the delayed draw term loans was conditioned upon its satisfaction of certain customary closing conditions, which, as of October 2, 2017, have been satisfied.

The credit facility requires the Company to maintain various financial covenants, including a maximum consolidated total leverage ratio and a minimum consolidated interest coverage ratio. The credit facility also contains customary affirmative and negative covenants, including those that limit Integra’s and its subsidiaries’ ability to incur additional debt, incur liens and make investments.

Item 7.01 Regulation FD Disclosure

On October 2, 2017, the Company issued a Press Release announcing, among other things, completion of the Acquisition, which is attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference. The information contained herein, including the attached press release, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro Forma Financial Information

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(d) Exhibits

99.1	Press Release, dated October 2, 2017, issued by Integra LifeSciences Holdings Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: October 2, 2017	By:	/s/ Glenn G. Coleman
Glenn G. Coleman
	Title:	Corporate Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 2, 2017, issued by Integra LifeSciences Holdings Corporation